__________________________________________________________



                  WARRANT AGREEMENT

                       between

            FRUEHAUF TRAILER CORPORATION

                         and

                   K-H CORPORATION

                 __________________



             Dated as of April 25, 1996



__________________________________________________________

                        TABLE OF CONTENTS

SECTION                                               Page

SECTION 1.  Certain Defined Terms; Representations
              of Initial Holder ..................    1

            1.1  Certain Defined Terms ...........    1

            1.2  Representations of Initial
                     Holder ......................    2

SECTION 2.  Form of Warrant; Execution;
              Registration .......................    3

              2.1.   Form of Warrant; Execution of
                     Warrants ....................    3

              2.2.   Registration ................    3

SECTION 3.  Transfer and Exchange of Warrants ....    4

SECTION 4.    Term of Warrants; Exercise of Warrants;
                Compliance with Government Regulations;
                Redemption .......................    4

              4.1.   Term of Warrants ............    4

              4.2.   Exercise of Warrants ........    5

              4.3.   Compliance with Government
                        Regulations; Qualification under
                        the Securities Laws ......    6

              4.4    Redemption ..................    7

SECTION 5.    Payment of Taxes ...................    8

SECTION 6. Mutilated or Missing Warrant
             Certificates.........................    9

SECTION 7.    Reservation of Warrant Shares ......    9

SECTION 8.    Stock Exchange Listings ............   10

SECTION 9.    Adjustment of Exercise Price; Number of
               Warrant Shares and Shares of Capital
                Stock Warrants Are Exercisable Into..10

                9.1.  Mechanical Adjustments ......  10

                    (a)   Adjustment for Change in
                                Capital Stock ....   10

                    (b)   Adjustment for Rights
                                Issue .............  11

                    (c)   Adjustment for Other
                                Distributions .....  11

                    (d)   Adjustment for Common Stock
                                Issue ............  13

                    (e)   Current Market Price; Price
                                Per Share ........  14

                    (f)   When De Minimis Adjustment
                                May Be Deferred ..  16

                    (g)   Other Dilutive Events ... 16

                    (h)   Adjustment in Exercise
                                Price ............  17

                    (i)   When No Adjustment
                                Required .........  17

                    (j)   Shares of Common Stock .  17

                    (k)   Expiration of Rights, etc. 18

              9.2.   Voluntary Adjustment by the
                       Company ...................  18

              9.3.   Notice of Adjustment ........  18

              9.4.   Preservation of Purchase Rights upon
                        Merger or Consolidation ..  19

              9.5.   No Impairment of Holder's
                        Rights ...................  19

              9.6.   Statement on Warrants .......  20

SECTION 10.   Fractional Interests................  20

SECTION 11.   No Rights as Stockholders; Notices to
                Holders ..........................  20

SECTION 12. SEC Registration .....................  22

              12.1.  SEC Restrictions ............  22

              12.2.  Certificates To Bear Legends.. 22

              12.3.  Registration Statements .....  23

                     (a)(I)   Demand Registration   23

                     (a)(II)  Piggyback Registration
                            Rights ...............  24

                     (b)   Restrictions on Public Sale by
                           the Company and Others.. 25

              12.4.  Certain Agreements of Holders..26

              12.5.  Underwritten Registrations ..  26

              12.6.  Registration Procedures .....  27

              12.7.  Registration Expenses .......  33

              12.8.  Indemnification .............  34

                     (a)   Indemnification by the
                            Company ..............  34

                     (b)   Indemnification by Holders of
                            Registrable Securities..36

                     (c)   Conduct of Indemnification
                              Proceedings ........  37

                     (d)   Contribution ..........  38

                     (e)   Other Indemnities .....  39

              12.9. Rule 144 .....................  39

SECTION 13.   Payments in U.S. Currency ...........  39

SECTION 14.   Identity of Transfer Agent ..........  40

SECTION 15.   Notices .............................  40

SECTION 16.   Furnishing Information ..............  40

SECTION 17.   Supplements and Amendments ..........  41

SECTION 18.   Successors ..........................  41

SECTION 19.   APPLICABLE LAW ......................  41

SECTION 20.   Benefits of this Agreement ..........  41

SECTION 21.   Counterparts ........................  41

SECTION 22.   Captions ............................  41

Signature .........................................  42

Exhibit A     Form of Warrant Certificate ......... A-1

                   INDEX OF DEFINED TERMS


Defined Term                                   Section
- - ------------                                   -------

Act ............................                  1.1
Agreement ......................             Recitals
Assets .........................            9.1(c)(i)
Cashless Exercise ..............                  4.2
Cashless Exercise Ratio ........                  4.2
Common Stock ...................             Recitals
Company ........................             Recitals
Convertible Securities .........            9.1(c)(i)
Current Market Price ...........               9.1(e)
DTC ............................              12.6(i)
Exchange Act ...................              12.6(a)
Exercise Period.................                  4.1
Exercise Price .................                  4.2
Holders ........................             Recitals
Indemnified Party ..............              12.8(a)
Inspector ......................              12.6(n)
Minimum Market Price ...........               4.4(a)
NASD ...........................                  1.1
NASDAQ .........................            9.1(e)(i)
Number of Shares ...............           9.1(e)(ii)
Price Per Share ................           9.1(e)(ii)
Proceeds .......................           9.1(e)(ii)
Prospectus .....................                  1.1
Redemption Election Date .......                  1.1
Redemption Notice ..............               4.4(b)
Redemption Payment Date ........               4.4(b)
Redemption Price ...............               4.4(a)
Registrable Securities .........                  1.1
Registration Statement .........                  1.1
Rights .........................               9.1(b)
SEC ............................                  1.1
Securities .....................               9.1(d)
Shares of Common Stock .........               9.1(j)
Transfer Agent .................                    7
Transfer Restricted Securities..                  1.1
Trustee ........................           9.1(c)(ii)
Warrant ........................             Recitals
Warrant Certificates ...........                  2.1
Warrant Register ...............                  2.2
Warrant Shares .................             Recitals

            WARRANT AGREEMENT ("this Agreement"), dated as of April 25, 1996, between FRUEHAUF TRAILER CORPORATION, a Delaware corporation (together with any successors, the "Company"), and K-H CORPORATION, a Delaware corporation
(the "Initial Holder").

            WHEREAS, the Initial Holder has made a loan to the Company and has agreed, subject to certain conditions to make an additional loan (collectively, the "Term
Loan"); and

            WHEREAS, the Company proposes to issue
2,000,000 Warrants (each a "Warrant," together the
"Warrants") for the purchase of an aggregate (subject to adjustment as herein provided) of 2,000,000 shares of its common stock, par value $.01 per share (the "Common
Stock"), pursuant to the Letter Agreement, dated April 19,
1996 (as amended, supplemented, restated or otherwise modified from time to time, the "Agreement"), by and among the Company and the Initial Holder of the Warrants and as further consideration for the Term Loan. Subject to
Section 9 hereof, each Warrant entitles the holder thereof to purchase one share of Common Stock. The shares of Common Stock deliverable upon exercise of the Warrants are referred to herein as the "Warrant Shares."

            NOW, THEREFORE, in consideration of the
foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants and any security into which they may be exchanged (the "Holders"), the parties hereby agree as follows:

            SECTION 1.  Certain Defined Terms;
Representations of Initial Holder.

            1.1.  Certain Defined Terms.

            "Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

            "Business Day" means a day other than (a) a Saturday or Sunday, (b) any day on which banking institutions located in the City of New York, New York are required or authorized by law or local proclamation to close or (c) a day on which the New York Stock Exchange is closed.

            "NASD" means the National Association of Securities Dealers, Inc.

            "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

            "Redemption Election Date" means the date of receipt by the Holders of the written direction of the Company referred to in Section 4.4(b) hereof.

            "Registrable Securities" means the Warrants, the Warrant Shares and any other securities issued or issuable with respect to the Warrants or the Warrant
Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, provided that a security ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.

           "Registration Statement" means any registration statement of the Company filed with the SEC under the Act which covers the transfer of Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

       "SEC" means the Securities and Exchange Commission.

            "Transfer Restricted Securities" means a
Warrant or Warrant Share, until such Warrant or Warrant
Share (i) has been transferred under the Act in accordance with a Registration Statement covering it or (ii) is sold pursuant to Rule 144 under the Act.

            1.2.  Representations of Initial Holder.

            The Initial Holder hereby represents and warrants to the Company as follows:

            (a) The Initial Holder has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to recieve answers from, representatives of the Company concerning the Warrants and the merits and risks of investing in the Warrants and (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects, sufficient to enable it to evaluate its investment in the Warrants.

            (b)  The Initial Holder represents that the
Initial Holder will hold the Warrants for its own account for investment and not with a view to distribution except in compliance with the Act. The Initial Holder acknowledges that the Warrants have not been registered under the Act or the securities laws of any state, and this Agreement is being made in reliance upon an exemption from registration under the Act for an offer and sale of securities that does not involve a public offering.

            (c)  The Initial Holder is an accredited
investor within the meaning of Rule 501(a) of Regulation
D promulgated under the Act.

            SECTION 2.  Form of Warrant; Execution;
Registration.

            2.1.  Form of Warrant; Execution of Warrants.
The certificates evidencing the Warrants (the "Warrant
Certificates") shall be in registered form only and shall be in the form set forth as Exhibit A hereto. The Warrant
Certificates shall be signed on behalf of the Company by its Chairman of the Board, President or one of its Vice
Presidents. The signature of any such officers on the Warrant Certificates may be manual or facsimile.

            Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant
Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

            Each Warrant Certificate shall be dated the date it is executed by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

            2.2.  Registration.  The Warrant Certificates
shall be numbered and shall be registered on the books of the Company (the "Warrant Register") as they are issued.
The Company shall be entitled to treat the registered owner of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person.

            SECTION 3.  Transfer and Exchange of Warrants.
Subject to Sections 4.4(c), 11 and 12 hereof and the receipt of such documentation as the Company may reasonably reQuire, the Company shall from time to time register the transfer of any outstanding Warrants upon the records to be maintained by it for that purpose, upon surrender of the Certificate or Certificates evidencing such Warrants duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another Warrant Certificate or Certificates entitling the Holder thereof to purchase a like aggregate number of Warrants Shares as the Warrant Certificate or Certificates surrendered then entitle such Holder to purchase. Any
Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Company and shall surrender, duly endorsed or accompanied (if so required by the Company) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, the Warrant Certificate or Certificates to be so exchanged. Upon registration of transfer, the Company shall issue and deliver by certified mail a new Warrant Certificate or Certificates to the persons entitled thereto.

            No service charge shall be made for any
exchange or registration of transfer of a Warrant
Certificate or of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp tax or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer.

            SECTION 4.  Term of Warrants; Exercise of
Warrants; Compliance with Government Regulations;
Redemption.

            4.1.  Term of Warrants.  Subject to the terms
of this Agreement, each Holder shall have the right, which may be exercised at any time from 9:00 a.m., New York City time, on April 25, 1996 to 5:00 p.m., New York City time, on April 25, 2001 (the "Exercise Period"), to receive from the Company the number of Warrant Shares which the Holder may at the time be entitled to receive upon exercise of such Warrants and the Warrant Shares issued to a Holder upon exercise of its Warrants shall be duly authorized, validly issued, fully paid, nonassessable and not subject to any preemptive rights. Each Warrant not exercised prior to the expiration of the Exercise Period shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

            4.2.  Exercise of Warrants.  During the
Exercise Period, each Holder may, subject to this Agreement, exercise from time to time some or all of the Warrants evidenced by its Warrant Certificate(s) by (i) surrendering to the Company such Certificate(s) with the form of election to purchase on the reverse thereof duly filled in and signed, and (ii) paying to the Warrant Agent for the account of the Company a purchase price of $2.50 per Warrant Share, as such may theretofore have been adjusted pursuant to Section 9 hereof (the "Exercise
Price"), for the number of Warrant Shares in respect of which such Warrants are exercised. Warrants shall be deemed exercised on the date such Warrant Certificate(s) are surrendered to the Company and (unless such exercise is a Cashless Exercise) tender of payment of the Exercise
Price is made. Payment of the aggregate Exercise Price shall be made in cash by wire transfer of immediately available funds to the Company or by certified or official bank check or checks to the order of the Company or by any combination thereof. Notwithstanding the above, a Warrant may also be exercised solely by the surrender of the Warrant Certificate, and without the payment of the Exercise Price in cash, for such number of Warrant Shares equal to the product of (1) the number of Warrant Shares for which such Warrant is exercisable with payment of the Exercise Price as of the date of exercise and (2) the Cashless Exercise Ratio. For purposes of this Agreement, the "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market
Price per share of Common Stock on the date of exercise
(calculated as set forth in Section 9.1(e) hereof) over the Exercise Price per share of Common Stock of the Warrant as of the date of exercise and the denominator of which is the Current Market Price per share of Common
Stock on the date of exercise (calculated as set forth in Section 9.1(e) hereof). An exercise of a Warrant in accordance with the immediately preceding sentences is herein called a "Cashless Exercise." Upon surrender of a Warrant Certificate evidencing more than one Warrant in connection with the Holder's option to elect a Cashless
Exercise, such Holder shall specify the number of Warrants to be exercised pursuant to such Cashless Exercise, and the number of Warrant Shares deliverable upon such Cashless Exercise shall be equal to the number of Warrant
Shares for which such Warrants are so exercised, multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to a Cashless Exercise of less than the full number of Warrants evidenced by the surrendered Warrant Certificate.

            Upon the exercise of any Warrants in
accordance with this Agreement, the Company shall issue and cause to be delivered with all reasonable dispatch, and in any event within five (5) Business Days thereafter, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants and shall take such other actions at its sole expense as are necessary to complete the exercise of the Warrants (including, without limitation, payment of any cash with respect to fractional interest required under Section 10 hereof). The certificate or certificates representing such Warrant
Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date the Warrants are exercised hereunder. Each Warrant
Share, when issued upon exercise of the Warrants, will be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights.

            In the event that less than all of the
Warrants evidenced by a Warrant Certificate are exercised, the Holder thereof shall be entitled to receive a new
Warrant Certificate or Certificates as specified by such Holder evidencing the remaining Warrant or Warrants, and the Company shall issue and deliver the required new
Warrant Certificate or Certificates evidencing such remaining Warrant or Warrants pursuant to the provisions of this Section 4.2 and of Section 3 hereof.

            4.3.  Compliance with Government Regulations;
Qualification under the Securities Laws. (a) The Company covenants that if any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any federal or state law or applicable governing rule or regulation or any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange, before such shares may be issued upon exercise the Company will, unless the Company has received an opinion of counsel to the effect that such registration is not then permitted by such laws, in good faith and as expeditiously as possible use its best efforts to cause such shares to be duly so registered or approved, or listed on such national securities exchange, as the case may be, provided that in no event shall such shares of Common Stock be issued, and the exercise of all Warrants shall be suspended, and the Holders promptly notified in writing of such suspension, for the period during which such registration, approval or listing is required but not in effect, provided, further, that the Exercise Period shall be extended one day for each day (or portion thereof) that any such suspension is in effect.
Notwithstanding the foregoing, any suspension resulting solely from a failure to list the shares of Common Stock shall be effective for a period not to exceed 90 days and the Company shall take all necessary steps so the listing of such shares shall not be necessary. The Company shall have no right to redeem the Warrants pursuant to Section
4.4 hereof so long as any such suspension is in effect or if the Company is unable to comply fully with its obligations under Sections 3 and 4.2 hereof.

            (b)  The Company will register or otherwise
qualify the shares of Common Stock issuable upon exercise of the Warrants pursuant to the provisions of the Act, and pursuant to applicable state securities laws.

            4.4.  Redemption.

            (a)  Subject to the limitations set forth
below and in Section 4.3(a) hereof, the Company shall have the right to redeem all (but not less than all) of the Warrants, at a price equal to $.01 per Warrant (the
"Redemption Price"), at any time (i) after the third anniversary of the date hereof and prior to the fourth such anniversary, provided that the Current Market Price per share of Common Stock on the Redemption Election Date
(calculated as set forth in Section 9.1(e) hereof) (the
"Minimum Market Price") is at least equal to 181.8% of the Exercise Price in effect on the Redemption Election Date and (ii) on and after the fourth anniversary of the date hereof and prior to the fifth such anniversary, provided that the Minimum Market Price is at least equal to 209.0% of the Exercise Price in effect on the Redemption Election
Date.

            (b)  The right of redemption set forth in
Section 4.4(a) shall be exercisable upon prior written irrevocable (except as provided in this paragraph (b)) notice (the "Redemption Notice") of the Company to the Holders, which written direction shall set forth the date to be fixed as the redemption date (the "Redemption
Payment Date") and shall be given to the Holders not less than one hundred five (105) days prior to the Redemption
Payment Date nor more than one hundred twenty (120) days prior to the Redemption Payment Date sent by first-class
U.S. mail, postage prepaid, certified or registered mail, return receipt requested, at its address as the same shall appear on the Warrant Register. The Redemption Notice shall specify (i) the Redemption Price, (ii) the Redemption Payment Date, (iii) the place where the Warrant
Certificates shall be delivered, (iv) that subject to the terms of this Agreement, the right to exercise or transfer the Warrant shall terminate at 5:00 p.m. (New York City time) on the Business Day immediately preceding the Redemption Payment Date, and (v) that after the Redemption
Payment Date, all rights of the Holders in the Warrants, except the right to receive the Redemption Price, shall cease and terminate and the Warrants shall no longer be deemed outstanding or in effect. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Holder to whom notice was not mailed or whose notice was defective. Within two (2) days after the Redemption Election Date, the Company shall deliver to the Holders a certificate signed by the Chairman of the Board, the President, an Executive Vice
President, a Vice President, the Treasurer or the Controller of the Company setting forth in reasonable detail the computations of the Minimum Market Price and the Exercise Price pursuant to clause (i) or (ii), as applicable, of Section 4.4(a) hereof. If the Holders shall not have received such certificate within such time, the redemption that was requested in such written direction shall automatically be cancelled without any further act or deed of the Company. On and after the Redemption Payment Date, all rights of the Holders in the Warrants, except the right to receive the Redemption
Price, shall cease and terminate and the Warrants shall no longer be deemed outstanding or in effect. On or before the Redemption Payment Date, the Holders shall deliver to the Company their Warrant Certificates evidencing the Warrants. If any Holder shall fail to so deliver its Warrant Certificates, the Company shall have the right to cancel Warrants evidenced by such Warrant Certificates upon its books and pay to the Holder the Redemption Price for such Warrants. The Warrants so cancelled shall for all purposes be considered to have been redeemed as provided herein. The Redemption Price for each Warrant so redeemed shall be paid by the Company in cash or by check on the Redemption Payment Date to the registered Holder of such Warrant as set forth in the Warrant Register.

            (c)  Subject to compliance with the terms
hereof, any Warrantholder whose Warrant is to be redeemed may transfer the Warrant to a third party, and may exercise the Warrant, up to 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption
Payment Date.

            SECTION 5.  Payment of Taxes.  The Company
will pay all documentary stamp and other like taxes, if any, attributable to the initial issuance and delivery of Warrant Shares upon the exercise of Warrants, provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrant Shares in a name other than that of the Holder of the Warrants being exercised.

            SECTION 6.  Mutilated or Missing Warrant
Certificates. In the event that any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and an indemnity or bond, if requested by the Company also reasonably satisfactory to it. An applicant for such a substitute
Warrant Certificate shall also comply with such other reasonable procedures as the Company may reasonably require.

            SECTION 7.  Reservation of Warrant Shares.
There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, free of all preemptive rights, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding
Warrants. The transfer agent for the Common Stock and every subsequent or other transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants (each, a "Transfer Agent") will be and are hereby irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with each Transfer Agent. The
Company will supply the Transfer Agent with duly executed stock certificates for Warrant Shares required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants are or will be duly authorized and will, upon issuance thereof as provided herein, be validly issued, fully paid, nonassessable and free of preemptive rights and free of all taxes, liens, charges, encumbrances and security interests. The Company will supply its Transfer
Agents with duly executed stock certificates for such purposes and will itself provide or otherwise make available any cash which may be payable as provided in
Section 10 hereof. The Company will furnish to its Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 9.3 hereof.

            Before taking any action which would cause an adjustment pursuant to Section 9 reducing the Exercise
Price, the Company will take any and all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable
Warrant Shares at the Exercise Price as so adjusted.

            SECTION 8.  Stock Exchange Listings.  The
Company shall use its best efforts to list the Warrant
Shares on each national securities exchange on which the
Common Stock may at any time be listed, if any, subject to
official notice of issuance upon the exercise of the
Warrants, and shall use its best efforts to maintain such
listing, so long as any of the Common Stock shall be so
listed.   Any such listing and inclusion shall be at the
Company's sole expense.

            SECTION 9.  Adjustment of Exercise Price;
Number of Warrant Shares and Shares of Capital Stock
Warrants Are Exercisable Into. The number and kind of securities purchasable upon the exercise of each Warrant, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter described.

            9.1.  Mechanical Adjustments.  The number of
Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

            (a)  Adjustment for Change in Capital Stock.
In case the Company shall (i) pay a dividend on its outstanding shares of Common Stock in shares of Common
Stock or make a distribution of shares of Common Stock on its outstanding shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, (iv) make a distribution on its outstanding shares of Common Stock in shares of its capital stock other than Common Stock, or (v) issue, by reclassification of its shares of Common Stock, other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity), the number of Warrant Shares purchasable upon exercise of each

Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which such Holder would have owned or have been entitled to receive upon the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. If a Holder is entitled to receive shares of two or more classes of capital stock of the Company pursuant to the foregoing upon exercise of Warrants, the allocation of the adjusted
Exercise Price between such classes of capital stock shall be determined reasonably and in good faith by the Board of Directors of the Company. After such allocation, the exercise privilege and the Exercise Price with respect to each class of capital stock shall thereafter be subject to adjustment on terms substantially identical to those applicable to Common Stock in this Section 9. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the record date for such event or, if none, immediately after the effective date of such event. Such adjustment shall be made successively whenever such an event is made.

            (b)  Adjustment for Rights Issue.  In case the
Company shall issue rights, options or warrants
(collectively, "Rights") to all holders of its outstanding
Common Stock entitling them to subscribe for or purchase shares of Common Stock at a Price Per Share (as defined in paragraph (e) below) which is lower at the record date mentioned below than the then Current Market Price (as defined in paragraph (e) below) per share of Common Stock, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Rights plus the additional Number of Shares (as defined in paragraph (e) below) of Common Stock offered for subscription or purchase in connection with such Rights and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Rights plus the number of shares which the aggregate
Proceeds (as defined in paragraph (e) below) received or receivable by the Company upon exercise of such Rights would purchase at the Current Market Price per share of Common Stock at such record date. Such adjustments shall be made whenever Rights are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive Rights.

            (c)  Adjustment for Other Distributions.  (i)
In case the Company shall distribute to all holders of its shares of Common Stock (x) evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of the consolidated net income of the Company earned after the date hereof (as determined in accordance with generally accepted accounting principles as in effect immediately prior to such event) and dividends or distributions referred to in paragraph (a) above) or (y)
Rights (excluding those referred to in paragraph (b) above) or convertible, exchangeable or exercisable securities (collectively, "Convertible Securities") containing the right to subscribe for or purchase debt securities or assets or securities of the Company (such assets and securities as set forth in clauses (x) and (y) above, collectively, "Assets"), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, the numerator of which shall be the Current
Market Price per share of Common Stock on the date of such distribution and the denominator of which shall be such Current Market Price per share of Common Stock less the fair value as of such record date as determined reasonably and in good faith by the Board of Directors of the Company of the portion of the Assets applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

            (ii)  No adjustment shall be made pursuant to
this paragraph (c) unless, on the record date for such distribution, the Current Market Price per share of Common
Stock exceeds the fair market value of the Assets applicable to each outstanding share of Common Stock. In the event, and each time, that the Company distributes
Assets to all holders of its Common Stock and the Current
Market Price per share of Common Stock on the record date for such distribution is less than or equal to the fair market value of the Assets applicable to each share of outstanding Common Stock on such date, the Company shall either (x) distribute Assets to the Holders of record on the record date for such distribution when such Assets are distributed to the holders of Common Stock as though all then outstanding Warrants had been exercised for the number of Warrant Shares for which such Warrants are then exercisable as of such record date or (y) irrevocably deposit Assets in the amount distributable under clause
(x) above in trust with a reputable and financially sound trustee (a "Trustee") for the sole and exclusive benefit of the Holders, subject only to the interests of the Company as set forth in the last sentence of this paragraph. If the Company elects to distribute Assets to the Holders, the Company shall, on the date Assets are distributed to holders of Common Stock, distribute to each Holder the Assets that such Holder would have been entitled to receive on such date if such Holder had exercised its then outstanding Warrants for the number of

Warrant Shares for which such Warrants are then exercisable immediately prior to the record date for such distribution. If, however, the Company elects to deposit the Assets due Holders in trust, the Company shall, on the fifth Business Day after the date of the making of the distribution of such Assets to holders of Common Stock, irrevocably deposit in trust with a Trustee the Assets that all Holders would have been entitled to receive on such date if all of their then outstanding Warrants had been exercised for the number of Warrant Shares for which such Warrants are then exercisable immediately prior to the record date for such distribution; and each Holder shall be entitled upon exercise of Warrants to receive the Warrant Shares then issuable upon exercise thereof, the Assets deposited in trust in respect of such Holder's
Warrants, and the interest and dividends paid on such Assets since being placed in trust plus all other assets, securities, money and other items of value declared or distributed in respect of such Assets to the holders thereof since the date the Company was obligated hereunder to deposit such Assets in trust. In the event any Warrants have not been exercised by 5:00 p.m., New York
City time, on the last day of the Exercise Period, any Assets or other trust assets shall be delivered over to the Company.

            (d)  Adjustment for Common Stock Issue.  In
case the Company shall issue shares of its capital stock, shares of its Common Stock, Rights containing the right to subscribe for or purchase shares of Common Stock, Convertible Securities with respect to Common Stock or Rights to subscribe for or purchase such Convertible
Securities (collectively, "Securities") (excluding the issuance of (i) shares, Rights or Convertible Securities issued in any of the transactions described in paragraph
(a), (b) or (c) above, (ii) Warrant Shares issued upon exercise of the Warrants, (iii) Securities to officers, directors or employees of the Company as incentive compensation pursuant to incentive compensation plans adopted by the Company and (iv) Securities in settlement of litigation against the Company which the Board of Directors determines to be in the best interest of the Company) at a Price Per Share of Common Stock, in the case of the issuance of Common Stock, or at a Price Per Share of Common Stock initially deliverable upon conversion or exercise or exchange of such Securities, in each case, together with any other consideration received by the Company in connection with such issuance, more than 10% lower than the then Current Market Price per share of Common Stock on the date the Company fixed the offering, conversion or exercise or exchange price of such additional shares, then the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant
Shares theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding on such date plus the additional number of Shares of Common Stock offered for subscription or purchase and the denominator of which shall be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock which the aggregate Proceeds of the total amount of Securities so offered would purchase at the Current Market Price Per Share of Common Stock at such record date. In case the Company shall issue and sell
Securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "Price Per Share" of Common Stock and the "consideration received by the Company" for purposes of the first sentence and the immediately preceding sentence of this paragraph (d), the Board of Directors of the Company shall reasonably and in good faith determine the fair value of such property. The determination of whether any adjustment is required under this paragraph
(d), by reason of the sale and issuance of any Securities and the amount of such adjustment, if any, shall be made at such time and not at the subsequent time of issuance of shares of Common Stock upon the exercise, conversion or exchange of Securities.

            (e)  Current Market Price; Price Per Share.
(i) For the purpose of any computation under Section 4.2 hereof, paragraph (a) of Section 4.4 hereof, or this
Section 9.1, the Current Market Price per share of Common
Stock at any date shall be the average of the daily closing prices for the 20 consecutive trading days preceding the date of such computation. The closing price for each day shall be (x) if the Common Stock shall be then listed or admitted to trading on the New York Stock
Exchange, the closing price on the NYSE - Consolidated
Tape (or any successor composite tape reporting transactions on the New York Stock Exchange) or, if such a composite tape shall not be in use or shall not report transactions in the Common Stock, or if the Common Stock shall be listed on a stock exchange other than the New
York Stock Exchange, the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common
Stock are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of the Common Stock has been traded during such 20 consecutive trading days), or (y) if the Common Stock is not listed or admitted to trading, the average of the closing bid and asked prices of the Common

Stock in the over-the-counter market as reported by National Association of Securities Dealers Automated
Quotations ("NASDAQ") or NASDAQ/NMS or comparable system then in use or, if not so reported, the average of the closing bid and asked prices as furnished by two members of the NASD selected reasonably and in good faith from time to time by the Board of Directors for that purpose.
In the absence of one or more such quotations, the Current
Market Price per share of the Common Stock shall be determined reasonably and in good faith by the Board of Directors of the Company.

            (ii)  For purposes of this Section 9.1, "Price
Per Share" shall be defined and determined according to the following formula:

                       R
                  P = ---
                       N

                  where

                  P =   Price Per Share.

                  R =   the "Proceeds received or
 receivable by the Company," which (i) in the case of shares of Common Stock is the total amount received or receivable by the Company in consideration for the issuance and sale of such shares; (ii) in the case of Rights or of Convertible Securities with respect to shares of Common Stock, is the total amount received or receivable by the Company in Rights or such Convertible
Securities, plus the minimum aggregate amount of additional consideration, other than the surrender of such Convertible Securities, payable to the Company upon exercise, conversion or exchange thereof; and (iii) in the case of Rights to subscribe for or purchase such Convertible Securities, is the total received or receivable by the Company in consideration for the issuance and sale of such Rights plus the minimum aggregate amount of additional consideration, other than the surrender of such Convertible Securities, payable upon the conversion or exchange or exercise of such Convertible

Securities, provided that in each case the proceeds received or receivable by the Company shall be the net cash proceeds after deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, and

                  N =   the "Number of Shares," which (i)
 in the case of Common Stock is the number of shares issued; (ii) in the case of Rights or of Convertible
Securities with respect to shares of Common Stock is the maximum number of shares of Common Stock initially issuable upon exercise, conversion or exchange thereof;
and (iii) in the case of Rights to subscribe for or purchase such Convertible Securities, is the maximum number of shares of Common Stock initially issuable upon conversion, exchange or exercise of such Convertible
Securities.

            (f)  When De Minimis Adjustment May Be
Deferred. No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant, provided that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a Warrant Share and the nearest cent.

            (g) Other Dilutive Events. In case any event shall occur as to which the provisions of paragraphs (b),
(c) or (d) of this Section 9.1 are not strictly applicable but the failure to make an adjustment would not fairly protect the purchase rights represented by this Agreement and the Warrants in accordance with the essential intent and principles of those paragraphs, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular independent auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in such Sections, necessary to preserve, without dilution, the purchase rights represented by this Agreement and the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holders and shall make the adjustments described therein.

            (h)  Adjustment in Exercise Price.  Whenever
the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as herein provided, the Exercise Price payable upon exercise of each Warrant immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter.

            (i)  When No Adjustment Required.  No
adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraphs (b), (c) and (d) of this Section 9.1 if the Company issues or distributes to each Holder of Warrants the Rights, Convertible Securities, Securities, evidences of indebtedness or assets referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised for the number of Warrant Shares for which Warrants are then exercisable prior to the happening of such event or the record date with respect thereto. No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made for sales of Common Stock pursuant to a Company plan for reinvestment of dividends or interest.
No adjustment need be made for a change in the par value or to no par value of Warrant Shares, provided that the Exercise Price shall at no time be less than the par value of the Common Stock of the Company. The Company will take appropriate action to assure that the par value of Warrant
Shares shall not exceed $.01, and to reduce the par value of its Common Stock from time to time as necessary so that such par value shall not be more than the Exercise Price then in effect.

            (j) Shares of Common Stock. For all purposes of this Agreement, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms substantially identical to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (i) above, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to any such other securities.

            (k)  Expiration of Rights, etc.  Upon the
expiration of any Rights or conversion or exchange or exercise rights, if any thereof shall not have been exercised, the Exercise Price and the number of Warrant
Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common
Stock, if any, actually issued or sold upon the exercise of such Rights or conversion or exchange or exercise rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such Rights or conversion or exchange or exercise rights whether or not exercised, provided that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such Rights or conversion or exchange or exercise rights.

            9.2.  Voluntary Adjustment by the Company.
The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company, provided the Company may not in any case increase the Exercise Price pursuant to this Section 9.2, and provided, further, if the Company elects to reduce the then current Exercise Price, such reduction shall remain in effect for at least a 30 day period, after which time the Company may, at its option, reinstate the Exercise
Price in effect immediately prior to such reduction, provided, however, that notice of such option to reinstate shall have been given to the Holders of the Warrants prior to such reduction.

            9.3.  Notice of Adjustment.  Whenever the
number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price of Warrant Shares is adjusted, as herein provided, the Company shall promptly mail at its sole expense by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments and a certificate of a firm of independent public accountants (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth in reasonable detail the computations by which such adjustment was made.

            9.4.  Preservation of Purchase Rights upon
Merger or Consolidation. In case of any consolidation of the Company with or merger of the Company with or into another entity, the Company or such successor entity shall execute and deliver to the Holders an agreement that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property
(including cash) which such Holder would have owned or have been entitled to receive after the happening of such consolidation or merger had such Warrant been exercised immediately prior to such action, plus all dividends, interest or other income on or from such shares or other securities and property during the period from the effective date of the distribution thereof in connection with such event and until the exercise of such Warrant.
The Company shall at its sole expense mail by first class mail, postage prepaid, to each Holder notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be substantially identical to the adjustments provided for in this Section
9. In addition, the Company shall not merge or consolidate with or into any other entity unless the successor entity (if not the Company) shall expressly assume, by supplemental agreement executed and delivered to the Holders, and satisfactory to the Holders, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company. The provisions of this
Section 9.4 shall similarly apply to successive consolidations or mergers.

            9.5.  No Impairment of Holder's Rights.  The
Company shall not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereof or of the Warrants, but at all times in good faith carry out all such terms and take all such action as may be necessary or appropriate in order to protect the rights of the Holders against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) not permit the par value of any shares of stock receivable upon the exercise of the Warrants to exceed the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue, free from preemptive rights, fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding, and (c) not take any action which results in any adjustment of the Exercise
Price if the total number of shares of Common Stock issuable after the action upon the exercise of all the Warrants would exceed the total number of shares of Common
Stock then authorized by the Company's Certificate of Incorporation and available for the purpose of issue upon such exercise.

            9.6.  Statement on Warrants.  Irrespective of
any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

            SECTION 10.  Fractional Interests.  The
Company shall not be required to issue fractional Warrant
Shares on the exercise of Warrants.  If more than one
Warrant shall be exercised at the same time by the same
Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrants so exercised. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of any Warrant, the Company shall pay an amount in cash equal to the closing price for one share of Common Stock on the date the Warrant Certificate is presented for exercise (determined in accordance with the second sentence of Section 9.1(e)(i) hereof), multiplied by such fraction.

            SECTION 11.  No Rights as Stockholders;
Notices to Holders. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

            In case:

            (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

            (b)  the Company shall authorize the
distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends); or

            (c)  of any consolidation or merger to which
the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of a substantial portion of the properties and assets of the Company for which approval of any shareholders of the Company is required, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

            (d)  of the voluntary or involuntary
dissolution, liquidation or winding up of the Company; or

               (e)  the Company proposes to take any
action which would require an adjustment of the Exercise
Price pursuant to Section 9 hereof;

then the Company shall cause to be given to each Holder at its address appearing on the Warrant Register, at least twenty (20) days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding up or action is expected to become effective or consummated, as well as the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding up or action. The failure to give the notice required by this Section 11 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding up or action, or the vote upon any of the foregoing.

            SECTION 12.  SEC Registration.

            12.1.  SEC Restrictions.  Each Holder
represents and warrants to the Company that it will not transfer any Warrants or Warrant Shares (unless such Warrants or Warrant Shares were previously transferred pursuant to an effective registration statement under the
Act) except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under the Act relating to the disposition of restricted securities as defined thereunder) or (iii) an opinion of counsel reasonably satisfactory to the Company to the effect that an exemption from registration under the Act is available in connection with such transfer.

            12.2.  Certificates To Bear Legends.  The
Warrant Certificates shall initially bear the following legend, by which each Holder shall be bound:

                  "THE WARRANTS REPRESENTED BY THIS
            CERTIFICATE AND THE SHARES OF COMMON
            STOCK OR OTHER SECURITIES ISSUABLE UPON
            EXERCISE THEREOF MAY NOT BE OFFERED OR
            SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE
            REGISTRATION STATEMENT UNDER THE
            SECURITIES ACT OF 1933, AS AMENDED
            ("ACT"), (ii) TO THE EXTENT APPLICABLE,
            RULE 144 UNDER THE ACT (OR ANY SIMILAR
            RULE UNDER THE ACT RELATING TO THE
            DISPOSITION OF SECURITIES) OR (iii) AN
            OPINION OF COUNSEL REASONABLY
            SATISFACTORY TO THE COMPANY TO THE
            EFFECT THAT AN EXEMPTION FROM
            REGISTRATION UNDER THE ACT IS AVAILABLE
            IN CONNECTION WITH SUCH SALE.

            The Warrant Shares or other securities issued upon exercise of the Warrants shall initially, unless previously issued pursuant to an effective registration statement under the Act, bear the following legend, by which the holder thereof shall be bound:

                  "THE SHARES OR OTHER SECURITIES
            REPRESENTED BY THIS CERTIFICATE MAY NOT
            BE OFFERED OR SOLD EXCEPT PURSUANT TO
            (i) AN EFFECTIVE REGISTRATION STATEMENT
            UNDER THE SECURITIES ACT OF 1933, AS
            AMENDED ("ACT"), (ii) TO THE EXTENT
            APPLICABLE, RULE 144 UNDER THE ACT (OR
            ANY SIMILAR RULE UNDER THE ACT RELATING
            TO THE DISPOSITION OF SECURITIES) OR
            (iii) AN OPINION OF COUNSEL REASONABLY
            SATISFACTORY TO THE COMPANY TO THE
            EFFECT THAT AN EXEMPTION FROM
            REGISTRATION UNDER THE ACT IS AVAILABLE
            IN CONNECTION WITH SUCH SALE.

            12.3.  Registration Statements.

            (a)  (I)  Demand Registration.  (1)  At any
time after the date hereof, the Holders of the Registrable
Securities representing a majority of such Registrable
Securities shall have the right, exercisable by written notice to the Company, to require the Company to prepare and file with the SEC, on two occasions, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective
Registrable Securities and the Registrable Securities of any other Holders who notify the Company of their decision to join therein within ten (10) days after receiving notice from the Company of such request in accordance with
Section 12.3(a)(I)(2) below.

            (2) The Company covenants and agrees to give written notice of any registration request under this
Section 12.3(a)(I) by any Holder or Holders to all other
Holders of the Retgistrable Securities within ten (10) days from the date of receipt of any such registration request.

            (3) The Company shall use its best efforts to file a registration statement as soon as practicable, but in any event within thirty (30) days of receipt of any demand for registration pursuant to Section 12.3(a)(I)(1) above and shall use its best efforts to have any such registration statement declared effective at the earliest practicable time, shall cause such registration statement to remain effective for the period during which the delivery of a prospectus is required and shall furnish each Holder desiring to sell Registrable Securities such number of prospectuses as shall reasonably be requested.

            (a) (II) Piggyback Registration Rights. In the event the Company proposes to file a registration statement under the Act prior to the last day of the Exercise Period with respect to an offering of any class of equity security for the Company's account and/or for the account of others (other than in connection with an exchange offer or a registration statement on Form S-4 or S-8 or other similar registration statements not available to register securities so requested to be included) which registration statement the Company believes will be or become effective at any time on or after the first day of the Exercise Period, the Company shall in each case give written notice of such proposed filing to each Holder of Registrable Securities in each case at least 30 days before the earlier of the anticipated or the actual effective date of the Registration Statement and at least
10 days before the initial filing of such Registration
Statement. Such notice shall offer to such Holders the opportunity to include in such Registration Statement such number of Registrable Securities as they may request.
Holders desiring inclusion of Registrable Securities in such registration statement shall so inform the Company by written notice, given within 10 days of the giving of such notice by the Company in accordance with the provisions of
Section 15 hereof. The Company shall permit, or shall cause the managing underwriter or underwriters of a proposed offering to permit, the Holders of Registrable
Securities requested to be included in the Registration
Statement to include the transfer of such securities in the proposed offering on the same terms and conditions as applicable to securities of the Company, if any, included therein for the account of any person other than the Company and the holders of Registrable Securities and in any event on such terms as are customary for holders of securities of a company to be offered in a public underwritten offering by selling security holders, provided that to the extent the terms of this Agreement are applicable, the terms of this Agreement shall control.
Notwithstanding the foregoing, if any such managing underwriter or underwriters shall advise the Company and the Holders of Registrable Securities in writing that, in its opinion, the distribution of securities by holders thereof, including all or a portion of Registrable
Securities, requested to be included in the registration statement concurrently with the securities being registered by the Company would materially adversely affect the distribution of the securities by the Company for its own account, then the Company will include in the registration, to the extent of the number of securities that the Company is so advised can be sold in the offering
(a) first, securities proposed by the Company to be sold for its own account, (b) second, Restructuring Securities
(as defined in Section 12.4) and (c) third, Registrable

Securities and securities of the Company held by any other holders thereof whose rights to have securities of the Company included in the registration pre-date those of the Holders of Registrable Securities, pro rata on the basis of the number of securities so proposed to be sold and so requested to be included. The Company, in its sole discretion, may decide to suspend any offering under, or to terminate, any such registration statement at any time.

            (b)  Restrictions on Public Sale by the
Company and Others. The Company agrees (i) that, except for public offerings pursuant to registration statements required by agreements of the Company in effect prior to or contemporaneous with the effectiveness of this Agreement, it shall not, and that it shall not cause or permit any of its subsidiaries to, effect any public sale or distribution of any securities similar to the Registrable Securities or any securities convertible into or exchangeable or exercisable for such securities (or any option or other right for such securities) (except for any securities that may be issued to the Holders pursuant to this Agreement and the Warrants) during the 15-day period prior to, and during the 60-day period beginning on, the commencement of any underwritten offering of Registrable
Securities; (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company (or, if applicable, any subsidiary of the Company) issues or agrees to issue any securities which have registration rights shall contain (x) a provision under which the holders of such securities agree not to effect any public sale or distribution of any securities similar to the Registrable Securities (or any securities convertible into or exchangeable or exercisable for any such securities) during the periods described in clause (i) of this Section
12.3(c), in each case including a sale pursuant to Rule
144 under the Act (or any similar provision then in effect) and (y) a provision that effects, upon notice given pursuant to Section 12.3(a)(I) hereof to the Company that an underwritten offering of Registrable Securities is to be undertaken, the lapse of any demand registration rights with respect to any securities of the Company (or, if applicable, of any subsidiary of the Company) until the expiration of 180 days after the date of the completion of any such underwritten offering and (iii) that the Company
(and, if applicable, each subsidiary of the Company) will not after the date hereof enter into any agreement or contract wherein the holders of any securities of the Company or of any subsidiary of the Company issued or to be issued are granted any "piggyback" registration rights with respect to any registration effected pursuant to
Section 12.3(a)(I) or (II) hereof.

            12.4.  Certain Agreements of Holders.  The
Holders agree (a) not to effect any public sale or distribution, including a sale pursuant to Rule 144 under the Act (or any similar provision then in effect), of any Registrable Securities (or any securities convertible into or exchangeable or exercisable for Registrable Securities) during the 15-day period prior to, and during the 60-day period beginning on, the commencement of any underwritten offering of warrants issued pursuant to the Warrant
Agreement between the Company and IBJ Schroder Bank &
Trust Company, as Warrant Agent, dated as of May 1, 1995 or any shares of the Company's Common Stock issued upon exercise of such warrants ("Restructuring Securities") and
(b) that upon receipt of notice that an underwritten offering referenced in Section 12.4(a) is to be undertaken, the Holders' demand rights set forth in
Section 12.3(a)(I) shall be suspended until 180 days after the date of the completion of such underwritten offering.
The Company shall notify the Holders in writing as soon as practicable that such an underwritten offering is to occur.

            12.5.  Underwritten Registrations.  If any of
the Registrable Securities covered by the Registration
Statement required by Section 12.3(a)(I) are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority of the Registrable Securities and will be reasonably acceptable to the Company. If the managing underwriter or underwriters advise the Company and the Holders in writing that in the opinion of such underwriter or underwriters the amount of Registrable Securities proposed to be sold in such offering exceeds the amount of securities that can be sold in such offering, there shall be included in such underwritten offering the amount of Registrable Securities which in the opinion of such underwriter or underwriters can be sold, and such amount shall be allocated pro rata among the Holders of Registrable Securities on the basis of the number of Registrable Securities requested to be included by all Holders. The Holders of Registrable Securities sold in any such offering shall pay all underwriting discounts and commissions of the underwriter or underwriters pro rata.

            No Holder of Registrable Securities may
participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's
Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders of not less than a majority of the Registrable Securities and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

            12.6.  Registration Procedures.  In connection
with any Registration Statement, the Company shall effect such registrations to permit the offering and sale of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

            (a)  Before filing a Registration Statement,
any amendments or supplements thereto or to any related
Prospectus (including documents that would be incorporated or deemed to be incorporated therein by reference, including such documents filed under the Securities
Exchange Act of 1934, as amended (the "Exchange Act") that would be incorporated therein by reference), the Company shall afford promptly to the Holders of the Registrable
Securities covered by the Registration Statement, their counsel and the managing underwriter or underwriters, if any, an opportunity to review copies of all such documents proposed to be filed a reasonable time prior to the proposed filing thereof. The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of the Registrable
Securities covered by such Registration Statement, their counsel, or the managing underwriter or underwriters, if any, shall reasonably object in writing. The objections of such Persons shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission, or fails to comply with the applicable requirements of the Act.

            (b)  During the time period specified in
Section 12.3(a)(I)(3), prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the time periods prescribed hereby; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Act; and comply with the provisions of the Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration
Statement as so amended or in such prospectus as so supplemented.

            (c)  Notify the Holders of Registrable
Securities, their counsel and the managing underwriter or underwriters, if any, promptly (but in any event within five (5) Business Days), and confirm such notice in writing, (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation or threatening of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Act to be delivered in connection with sales of the Registrable Securities the representations and warranties of the Company (or, if applicable, any subsidiary of the Company) contained in any agreement
(including any underwriting agreement) contemplated by
Section 12.6(m) below, to the knowledge of the Company, cease to be true and correct in any material respect, (iv) of the receipt by the Company (or, if applicable, any subsidiary of the Company) of any notification with respect to (A) the suspension of the qualification or exemption from qualification of the Registration Statement or any of the Registrable Securities covered thereby for offer or sale in any jurisdiction, or (B) the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or information becoming known that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to such Registration Statement would be appropriate.

            (d)  Use every reasonable effort to prevent
the issuance of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities covered thereby for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

            (e) If requested by the managing underwriter or underwriters, if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or such Holders reasonably request to be included therein to comply with applicable law, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company (and, if applicable, a subsidiary of the Company) has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

            (f)  Furnish to each Holder of Registrable
Securities who so requests and to counsel for the holders of Registrable Securities and each managing underwriter, if any, without charge, one conformed copy of the Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and of all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

            (g)  Deliver to each Holder of Registrable
Securities, their counsel and each underwriter, if any, without charge, as many copies of each Prospectus
(including each form of prospectus) and each amendment or supplement thereto as such persons may reasonably request;
and, subject to the last paragraph of this Section 12.6, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the holders of Registrable Securities and the underwriter or underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

            (h)  Prior to any offering of Registrable
Securities, to register or qualify, and cooperate with the holders of Registrable Securities, the underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as may be required to permit the resale thereof by the Holders of Registrable Securities, or as the managing underwriter or underwriters reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period during which the Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the securities covered thereby, provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) become subject to taxation in any jurisdiction where it is not then so subject.

            (i)  Cooperate with the Holders of Registrable
Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends whatsoever and shall be in a form eligible for deposit with The Depository Trust Company ("DTC"); and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request at least two Business Days prior to any sale of Registrable Securities in a firm commitment underwritten public offering.

            (j)  Use its best efforts to cause the
Registrable Securities covered by the Registration
Statement to be registered with or approved by such other governmental agencies or authorities within the United
States as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to complete the transfer of such Registrable Securities.

            (k)  Upon the occurrence of any event
contemplated by Section 12.6(c)(v) or 12.6(c)(vi) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and, subject to Section 12.6(a) hereof, file such with the SEC so that, as thereafter delivered to the purchasers of Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will otherwise comply with law.

            (l)  Prior to the effective date of the
Registration Statement, (i) provide the registrar for the Warrant Shares or such other Registrable Securities with printed certificates for such securities which certificates shall not bear any restrictive legends whatsoever and shall be in a form eligible for deposit with DTC and (ii) provide a CUSIP number for such securities.

            (m)  Enter into an underwriting agreement in
form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration and transfer of such Registrable Securities in any underwritten offering to be made of the Registrable
Securities in accordance with this Agreement, and in such connection, (i) make such representations and warranties to the underwriter or underwriters with respect to the business of the Company and the subsidiaries of the Company, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain "cold comfort" letters and updates thereof (which letters and updates shall be reasonably satisfactory in form, scope and substance to the managing underwriter or underwriters) from the independent certified public accountants of the Company (and, if applicable, the subsidiaries of the Company) and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement, addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the Holders than those set forth in Section
12.8 hereof (or such other provisions and procedures acceptable to Holders of a majority of Registrable
Securities covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said
Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder. Obtain opinions of counsel to the Company (and, if applicable, the subsidiaries of the Company) and updates thereof (which counsel and opinions
(in form, scope and substance) shall be, reasonably satisfactory to the Holders and, if in connection with an underwritten offering, to the managing underwriter or underwriters), covering the matters customarily covered in opinions requested in public offerings and such other matters as may be reasonably requested.

            (n)  Make available for inspection by a
representative of the Holders of Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney or accountant retained by such representative of the holders or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and the subsidiaries of the Company, and cause the officers, directors and employees of the Company and the subsidiaries of the Company to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement.

            (o)  Comply with all applicable rules and
regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Act and Rule 158 thereunder (or any similar rule promulgated under the Act) no later than forty-five (45) days after the end of any 12-month period (or ninety (90) days after the end of any 12-month period if such period is a fiscal year (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to an underwriter or to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to an underwriter or to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration
Statement, which statements shall cover said 12-month periods.

            Each seller of Registrable Securities as to which any registration is being effected agrees, as a condition to the registration obligations with respect to such Holder provided herein, to furnish to the Company as the Company may, from time to time, reasonably request in writing, (i) such information specified in item 507 of Regulation S-K under the Act, (ii) if such Holder's plan of distribution includes any manner of offer or sale other than ordinary course sales in the public markets through brokers at ordinary rates of commission, such information as is required by Item 508 of Regulation S-K, or (iii) otherwise required by the Act or the SEC, for use in connection with any Registration Statement or Prospectus or preliminary Prospectus included therein. The Company may exclude from such registration the Registrable
Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. If the identity of a seller of Registrable
Securities is to be disclosed in the Registration
Statement, such seller shall be permitted to include all information regarding such seller as it shall reasonably request.

            Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 12.6(c)(ii), 12.6(c)(iv), 12.6(c)(v), or 12.6(c)(vi), such Holder will forthwith discontinue transfer of such Registrable
Securities covered by the Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 12.6(k), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto, and, if so directed by the Company, such Holder will deliver to the Company or destroy all copies, other than permanent file copies, then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

            12.7.  Registration Expenses.  All fees and
expenses incident to the performance of or compliance with the provisions of Section 12 of this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the underwriter or underwriters in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in
Section 12.6(h)), (ii) reasonable printing expenses
(including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with DTC and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or, in respect of Registrable Securities, by the Holders of a majority of Registrable Securities included in any Registration
Statement), (iii) fees and disbursements of all independent certified public accountants referred to in
Section 12.6(m)(ii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (iv) the fees and expenses of one "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Schedule E to the By-laws of the NASD, (v) liability insurance under the Act, if the Company so desires such insurance, (vi) fees and expenses of all attorneys, advisors, appraisers and other persons retained by the Company or any subsidiary of the Company,
(vii) all reasonable fees and disbursements of one counsel for the Holders of the Registrable Securities to be selected by Holders of a majority of Registrable
Securities, (viii) internal expenses of the Company and the subsidiaries of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company and the subsidiaries of the Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements and any other documents necessary in order to comply with this Agreement.

            12.8.  Indemnification.

            (a)  Indemnification by the Company.  The
Company shall, without limitation as to time, indemnify and hold harmless each Holder and each holder of Registrable Securities, the officers, directors, agents, investment advisors and employees of each of them, each person who controls any such person (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person (individually, an "Indemnified
Party") from and against any and all losses, liabilities, claims, damages and expenses whatsoever (and actions in respect thereof) (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim asserted or in any action, proceeding or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon a breach of any representation, warranty or covenant made by the Company in this Agreement or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary
Prospectus or Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred;
provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Indemnified Party expressly for use therein;
and provided, further, that the Company shall not be liable to any Indemnified Party under the indemnity agreement in this Section 12.8(a) with respect to any Registration Statement, preliminary Prospectus or
Prospectus, or any supplement thereto or amendment thereof, to the extent that any such loss, claim, judgment, liability or expense results solely from an untrue statement of material fact contained in, or the omission of any material fact from, such Registration
Statement, preliminary Prospectus or Prospectus, or any supplement thereto or amendment thereof, which untrue statement or omission was corrected in the Prospectus or any supplement thereto or amendment thereof, if the Company shall sustain the burden of proving that the Indemnified Party sold Registrable Securities to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus, as amended, to correct any misstatement or omission, if the Company had previously furnished copies thereof to the Indemnified Party. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement. The Company acknowledges that the information provided pursuant to the second paragraph of Section 12.6(o) of this Agreement which is included in any Registration Statement, preliminary Prospectus or Prospectus, or any supplement thereto or amendment thereof, constitutes the only information relating to a Holder that will be furnished in writing to the Company by the Holder expressly for inclusion in a Registration Statement, preliminary
Prospectus or Prospectus, or any supplement thereto or amendment thereof.

            (b)  Indemnification by Holders of Registrable
Securities. Each Holder of Registrable Securities severally, and not jointly, hereby agrees to indemnify and hold harmless the Company and any underwriter and each person, if any, who controls the Company and any underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, and each other Holder against any losses, liabilities, claims, damages and expenses whatsoever (and actions in respect thereof)
(including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim asserted in any action, proceeding or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any related preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by such Holder (or its related Indemnified Party) expressly for use therein;
provided, however, that in no event shall the liability of any Holder of Registrable Securities hereunder be, or be claimed by the Company to be, greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of Registrable Securities pursuant to such Registration
Statement giving rise to such indemnification obligation.
The Company acknowledges that the information provided pursuant to the second paragraph of Section 12.6(o) of this Agreement which is included in any Registration
Statement, preliminary Prospectus or Prospectus, or any supplemental thereto or amendment thereof, constitutes the only information relating to a Holder that will be furnished in writing to the Company by the Holder expressly for inclusion in a Registration Statement, preliminary Prospectus or Prospectus, or any supplement thereto or amendment thereof. This indemnity will be in addition to any liability which such Holder may otherwise have, including under this Agreement.

            (c)  Conduct of Indemnification Proceedings.
Promptly after receipt by an indemnified party under paragraph (a) or (b) of this Section 12.8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such paragraph, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 12.8, except to the extent that it has been prejudiced in any material respect by such failure, or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party.
Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action,
(ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such indemnified parties, which firm shall be designated by the Holders of a majority of the Registrable
Securities then outstanding. Anything in this subsection to the contrary notwithstanding, an Indemnifying Party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

            (d)  Contribution.  In order to provide for
contribution in circumstances in which the indemnification provided for in this Section 12.8 is for any reason held to be unavailable to any indemnified party or is insufficient to hold harmless such indemnified party thereunder, then each applicable indemnifying party shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting, in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than any Indemnified Parties, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section
20(a) of the Exchange Act) to which such indemnifying party may be subject, in such proportion as is appropriate to reflect the relative fault of such indemnifying party in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The
Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section
12.8(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above.
Notwithstanding the provisions of this Section 12.8(d),
(i) an indemnifying party that is a Holder of Registrable
Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages which such indemnifying party has otherwise paid or been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 12.8(d), each person, if any, who controls any Holder within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this
Section 12.8(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 12.8(d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 12.8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent;
provided, however, that such written consent was not unreasonably withheld.

            (e)  Other Indemnities.  The indemnity,
contribution and expense reimbursement obligations under this Section 12.8 shall be in addition to any liability each indemnifying person may otherwise have.

            12.9.  Rule 144.  The Company shall file the
reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the reasonable request of any holder of Registrable
Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A under the Act. The Company further covenants that it will take such further action as any holder of Registrable Securities may reasonable request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by
(a) Rule 144 and Rule 144A under the Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with the foregoing requirements.

            SECTION 13.  Payments in U.S. Currency.  All
payments required to be made hereunder shall be made in lawful money of the United States of America.

            SECTION 14.  Identity of Transfer Agent.  The
name and address of the Company's Transfer Agent as of the date hereof is Mellon Financial Services, Fiduciary
Securities Transfer Services, 111 Founders Plaza, 11th
Floor, East Hartford, Connecticut  06108, Attention:  Joan
B. Hayes. Forthwith upon the appointment of any subsequent or other Transfer Agent for the Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company shall provide each Holder with a statement setting forth the name and address of such Transfer Agent.

            SECTION 15.  Notices.  Any notice pursuant to
this Agreement by the Company to any Holder or by any Holder to the Company, shall be in writing and shall be delivered in person or by facsimile transmission, or mailed first class, postage prepaid, (a) to the Company, at its offices at 111 Monument Circle, Suite 3200,
Indianapolis, Indiana  46204, Attention: President,
Telecopier No.: (317) 630-3090, or (b) to the Initial
Holder, at 672 Delaware Avenue, Buffalo, New York 14209,
Attention: Treasurer, Telecopier No.: (716) 888-8010. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party.

            Any notice mailed pursuant to this Agreement by the Company to the Holders shall be in writing and shall be mailed first class, postage prepaid, or otherwise delivered, to such Holders at their respective addresses in the Warrant Register. Any Holder may change its address by notice to the Company given in accordance with this
Section 15.

            SECTION 16.  Furnishing Information.  So long
as the Warrants remain outstanding, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished by it to stockholders to be mailed within five (5) days to the Holders, at their addresses as set forth in the Warrant Register.

            At any time that the Company does not have a class of securities registered under the Exchange Act, the Company will prepare, for the first three quarters of each fiscal year quarterly reports, and for each fiscal year an annual report, containing information (including, but not limited to, combined or consolidated financial statements which in the case of annual reports shall be audited) substantially equivalent to that required to be included in reports on Form 10-Q and on Form 10-K, respectively, under the Exchange Act. All financial statements will be prepared in accordance with generally accepted accounting principles consistently applied, except for changes with which the Company's independent public accountants concur and except that quarterly statements need not comply with footnote disclosure requirements, may be subject to normal year-end adjustments and shall be certified by the Chief
Financial Officer of the Company, and the annual financial statements shall be certified by the Company's independent public accountants. The Company will cause at the Company's expense a copy of the respective reports to be mailed to each Holder within sixty (60) days after the close of each of the first three quarters of each fiscal year and within one hundred fifteen (115) days after the close of each fiscal year, to each Holder at its address set forth in the Warrant Register.

            SECTION 17.  Supplements and Amendments.  The
Company and the Holders of a majority of the Warrants may amend this Agreement from time to time.

            SECTION 18.  Successors.  All the covenants
and provisions of this Agreement by or for the benefit of the Company and the Holders shall bind and inure to the benefit of their respective successors hereunder.

            SECTION 19.  APPLICABLE LAW.  THIS AGREEMENT
AND EACH WARRANT ISSUED HEREUNDER SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK.

            SECTION 20.  Benefits of this Agreement.
Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, its successors and the Holders of the Warrants.

            SECTION 21.  Counterparts.  This Agreement may
be executed in any number of counterparts; each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            SECTION 22.  Captions.  The captions of the
Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

[This space intentionally left blank - signature page follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                           FRUEHAUF TRAILER CORPORATION

                           By:/s/ Timothy J. Wiggins
                              ------------------------
                              Name: Timothy J. Wiggins
                              Title: Executive Vice
                                     President and Chief
                                     Financial Officer



                           K-H CORPORATION

                           By:/s/ Fred J. Chapman
                              -----------------------
                              Name: Fred J. Chapman
                              Title: Treasurer

                                             EXHIBIT A

              [Form of Warrant Certificate]

                         [Face]


      THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND
      THE SHARES OF COMMON STOCK OR OTHER SECURITIES
      ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED
      OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
      1933, AS AMENDED ("ACT"), (ii) TO THE EXTENT
      APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR
      RULE UNDER THE ACT RELATING TO THE DISPOSITION OF
      SECURITIES) OR (iii) AN OPINION OF COUNSEL
      REASONABLY SATISFACTORY TO THE COMPANY TO THE
      EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER
      THE ACT IS AVAILABLE IN CONNECTION WITH SUCH SALE.

No.                                    _____ Warrants

                    Warrant Certificate

               FRUEFAUF TRAILER CORPORATION




      This Warrant Certificate certifies that _________, or registered assigns, is the registered holder of Warrants expiring April 25, 2001 (the "Warrants") to purchase Common Stock, par value $.01 per share (the
"Common Stock"), of Fruehauf Trailer Corporation, a
Delaware corporation (the "Company"). Each Warrant entitles the registered holder upon exercise on or after the date hereof and on or before 5:00 p.m. New York City
Time on April 25, 2001, to receive from the Company one fully paid and nonassessable share of Common Stock (each such share, a "Warrant Share") at the exercise price of $2.50 per share (the "Exercise Price") payable (i) in cash or (ii) by certified or official bank check. The Warrants represented by this Warrant Certificate may be exercised upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof.

            In the alternative, Warrants may be exercised without the exchange of funds pursuant to the net exercise provisions of Section 4.2 of the Warrant Agreement. The number of Warrant Shares issuable upon exercise of the Warrants and the Exercise Price are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

            No Warrant may be exercised after 5:00 p.m., New York City Time, on April 25, 2001, and to the extent not exercised by such time such Warrants shall expire.

            This Warrant is subject to redemption at the option of the Company after the third anniversary of the initial date of issuance of the Warrants if certain conditions relating to the market price of the Common
Stock are met, as set forth in the Warrant Agreement.

            Reference is hereby made to the further
provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

            IN WITNESS WHEREOF, Fruehauf Trailer
Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.


Dated: April 25, 1996

                            FRUEHAUF TRAILER CORPORATION


                            By: /s/ Timothy J. Wiggins
                                ------------------------
                                Title: Executive Vice
                                       President and Chief
                                       Financial Officer

              [Form of Warrant Certificate]


                       [Reverse]


            The Warrants evidenced by this Warrant
Certificate are part of a duly authorized issue of Warrants expiring April 25, 2001, entitling the holder on exercise to receive shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of April 25, 1996 (the "Warrant Agreement"), between the Company and K-H Corporation, which Warrant
Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant
Agreement.

            Warrants may be exercised at any time on or after the date hereof and on or before 5:00 p.m., New York
City Time, on April 25, 2001. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price
(i) in cash or (ii) by certified or official bank check.
In the alternative, Warrants may be issued without the exchange of funds pursuant to the net exercise provisions of Section 4.2 of the Warrant Agreement. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common
Stock issuable upon exercise of this Warrant.

            The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Warrant and the Exercise Price shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

            The holders of the Warrants are entitled to certain registration rights with respect to the Warrants and the Common Stock purchasable upon exercise of the Warrants. Said registration rights are set forth in full in the Warrant Agreement.

            Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant
Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

            Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company, a new Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            The Company may deem and treat the registered holder(s) hereon as the absolute owner(s) of this Warrant
Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company, except as otherwise provided in the Warrant
Agreement.

             Form of Election to Purchase

       (To Be Executed Upon Exercise Of Warrant)


            The undersigned hereby irrevocably elects to exercise _______ Warrants containing the right, represented by this Warrant Certificate, to receive
________ shares of Common Stock and herewith (check item) tenders payment for such shares to the order of Fruehauf
Trailer Corporation in the amount of $2.50 per share of Common Stock in accordance with the terms hereof, as follows:

            / / $________ in cash or by certified or official bank check to the order of Fruehauf Trailer
Corporation; or


          / /   by surrender of Warrant Shares having a
Current Market Value (as defined in the Warrant Agreement) of $__________.

            The undersigned requests that a certificate
for such shares be registered in the name of ___________,
whose address is ____________________, and that such
shares be delivered to ______________, whose address is
__________________________.

            If said numbers of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate for _________ Warrants representing the remaining balance of such Warrants be registered in the name of _____________________, whose address is
__________________________________, and that such Warrant
Certificate be delivered to ________________________,
whose address is ___________________________________.


                            ____________________________
                            Signature

                            Date: ______________________

                 ASSIGNMENT FORM


            To assign this Warrant, fill in the form
below:  (I) or (we) assign and transfer this Warrant to
________________________________________________________

    (Insert assignee's soc. sec. or tax I.D. No.)


_________________________________________________________

________________________________________________________

_________________________________________________________

_________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________

to transfer this Warrant on the books of the Company. The agent may substitute another to act for him.

_________________________________________________________


Date: _____________
                          Your Signature: _______________
                         (Sign exactly as your name
                          appears on the face of this
                          Warrant)